                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Instron Corporation
                (Name of Registrant as Specified In Its Charter)

                              Instron Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- - --------------------------------------------------------------------------------

                                    [LOGO]

                            NOTICE OF ANNUAL MEETING

                                                           Canton, Massachusetts
                                                           April 6, 1995


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Instron Corporation (the "Corporation") will be held at the Bank of Boston, 150 Royall Street, Canton, Massachusetts on Wednesday, May 3, 1995 at 10:00 a.m. for the following purposes:

          1. To elect a class of Directors (3 persons) to serve until the 1998 Annual Meeting of Stockholders;

          2. To consider and act upon a stockholder proposal which is set forth and described in the attached Proxy Statement; and

          3. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed March 10, 1995 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                            By Order of the Board of Directors,

                                            JILL E. PEEBLES, Secretary and Clerk

     REGARDLESS OF HOW MANY SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                              INSTRON CORPORATION
                               100 ROYALL STREET
                          CANTON, MASSACHUSETTS 02021
                                 (617) 828-2500

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 3, 1995

ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Instron Corporation, a Massachusetts corporation (the "Corporation"), for the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 3, 1995 at 10:00 a.m. at the Bank of Boston, 150 Royall Street, Canton, Massachusetts and any adjournments or postponements thereof. At the Annual Meeting, stockholders will consider the matters set forth in the accompanying Notice of Annual Meeting.

RECORD DATE

     This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 6, 1995. The Board of Directors has fixed the close of business on March 10, 1995 as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. On that date, there were outstanding 6,302,680 shares of the Corporation's common stock, $1.00 par value (the "Common Stock"), and the stockholders are entitled to one vote for each share held by them.

PROXIES

     THE STOCKHOLDERS OF THE CORPORATION ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     Common Stock represented by properly executed proxies received by the Corporation and not revoked will be voted at the Annual Meeting in accordance with the instructions marked thereon. If the proxy card is properly executed and no choice is specified with respect to any matter, the proxy will be voted in accordance with the recommendation of the Board of Directors with respect to such matter. The Board recommends a vote "FOR" the election of the three nominees of the Board of Directors and "AGAINST" the stockholder proposal. In addition, the proxy card authorizes the proxy holders to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The Board is not aware of any other matters which may come before the Annual Meeting other than those described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements thereof, proxies will be voted in accordance with the best judgment of the proxy holders.

     The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Corporation a written notice of revocation, or by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The cost of soliciting proxies will be borne by the Corporation. The Corporation has retained Georgeson & Co. to perform various proxy advisory and solicitation services for the Corporation. Pursuant to its agreement with the Corporation, Georgeson & Co. will be paid a fee of $6,000 plus reasonable out-of-pocket expenses. It is anticipated that employees of Georgeson & Co. and officers, Directors and other employees of the Corporation (who will not receive additional compensation for doing so) may solicit proxies by mail, telephone, telecopy, telegraph or in person. The Corporation may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation may reimburse such holders for their reasonable expenses.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors is presently comprised as follows:

          Class I:          Messrs. Burr, Grant and Lacey were elected at the Annual Meeting of Stockholders held on May 5, 1993 to serve until the 1996
                            Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          Class II:         Messrs. Hindman and Young were elected at the Annual Meeting of
                            Stockholders held on May 4, 1994, and Mr. Rutstein was appointed by the Board of Directors on May 4, 1994 to serve until the 1997
                            Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          Class III:        Mr. McConnell was elected at the Annual Meeting of Stockholders held on May 8, 1992, and Messrs. Smith and Moore were appointed by the Board of Directors on March 9, 1994 and March 11, 1994,
                            respectively, to serve until the 1995 Annual Meeting of
                            Stockholders and until their successors are duly elected and qualified.

     At the Annual Meeting, three Class III Directors will be elected to serve until the 1998 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. McConnell, Moore and Smith to stand for election at the 1995 Annual Meeting. The Board of Directors anticipates that each of its nominees will serve, if elected, as a Director. If one or more of these nominees is unable to serve as a Director, the persons named in the enclosed proxy will at their discretion either vote for the election of such other person or persons as the Board may recommend to serve in place of the person or persons unable to serve or vote for such lesser number of nominees who are then able to serve.

INFORMATION REGARDING THE BOARD OF DIRECTORS' NOMINEES AND DIRECTORS

     The following table sets forth information regarding Messrs. McConnell, Moore and Smith, the Board of Directors' nominees for election as Directors, as well as information regarding each Director whose term is not scheduled to expire until the 1996 or 1997 Annual Meeting of
Stockholders.

                                                                                PERCENTAGE
                                                                                    OF
                                                               SHARES OF       OUTSTANDING
                                                              COMMON STOCK     COMMON STOCK
                                                              BENEFICIALLY     BENEFICIALLY
                                                              OWNED AS OF      OWNED AS OF
    NAME AND BUSINESS EXPERIENCE         DIRECTOR             DECEMBER 31,     DECEMBER 31,
     DURING THE PAST FIVE YEARS            SINCE      AGE       1994(1)          1994(1)
    ----------------------------         --------     ---     ------------     ------------
Harold Hindman.......................      1946       77      545,234(2)           8.7%
  Chairman of the Board of the
  Corporation. Prior to April 1990,
  Mr. Hindman was Chairman of the
  Board and Chief Executive Officer
  of the Corporation.

George S. Burr.......................      1946       77      417,660(3)           6.6%
  Vice-Chairman of the Board of the
  Corporation.

James M. McConnell...................      1990       54      177,941(4)           2.8%
  President and Chief Executive
  Officer of the Corporation. From
  1987 to 1990, Mr. McConnell was
  President and Chief Executive
  Officer of Automatic Switch
  Company, a wholly-owned subsidiary
  of Emerson Electric Co. Mr.
  McConnell is also a Director of
  Duracraft Corporation.

Nicholas J. Grant....................      1971       79        1,237(5)              +
  Senior Lecturer and Professor
  Emeritus, Department of Materials
  Science and Engineering,
  Massachusetts Institute of
  Technology. Dr. Grant is also a
  Director of Capital Growth Manage-
  ment ("CGM") Mutual Fund, CGM
  Capital Development Fund, CGM Fixed
  Income Fund, CGM American Tax Free
  Fund, Memry Metals Inc., National
  Forge Co. and Kimball Physics.

Richard W. Young.....................      1983       68       20,637(5)              +
  Retired Chairman and Chief
  Executive Officer of Mentor O&O
  Inc. (ophthalmic devices) where he
  served in that capacity from 1985
  to 1990. Prior to 1985, Dr. Young
  was President of Houghton Mifflin
  Company (publishing) and Executive
  Vice President of Polaroid
  Corporation (photographic
  products). Dr. Young is also a
  Director of Mentor Corporation, Bay
  State Milling Co., and Oceantrawl,
  Inc.

                                                                                PERCENTAGE
                                                                                    OF
                                                               SHARES OF       OUTSTANDING
                                                              COMMON STOCK     COMMON STOCK
                                                              BENEFICIALLY     BENEFICIALLY
                                                              OWNED AS OF      OWNED AS OF
    NAME AND BUSINESS EXPERIENCE         DIRECTOR             DECEMBER 31,     DECEMBER 31,
     DURING THE PAST FIVE YEARS            SINCE      AGE       1994(1)          1994(1)
- - -------------------------------------    ---------    ----    ------------     ------------
John W. Lacey........................      1987        64        1,000(5)           +
  Retired Executive Vice President of
  Control Data Corp. Mr. Lacey is
  also a Director of Graco
  Incorporated and LSC Corporation.

Dennis J. Moore......................      1994        56          100(5)           +
  Chairman and Chief Executive
  Officer of ESCO Electronics
  Corporation (diversified producer
  of defense systems and commercial
  products). From 1990 to 1992, Mr.
  Moore was President and Chief
  Operating Officer of ESCO. From
  1987 to 1990, he was President of
  Electronics & Space Corp., a wholly
  owned subsidiary of Emerson
  Electric Co.

Sheldon Rutstein.....................      1994        60              --          --
  Retired Senior Vice President and
  Chief Financial Officer of Raytheon
  Company. Mr. Rutstein retired on
  December 31, 1994, after 36 years
  of service and was a member of
  Raytheon's senior management since
  1981. Currently, Mr. Rutstein is a
  consultant to Raytheon Company.

John F. Smith........................      1994        60              --          --
  Retired Senior Vice President and
  Chief Operating Officer of Digital
  Equipment Corporation. Currently,
  Mr. Smith is President of Mycos
  International (construction). Mr.
  Smith is also a Director of Sequoia
  Systems and PerSeptive Biosystems.

- - ---------------
 +  Less than 1%.

(1) Based on information provided by the persons listed as of December 31, 1994. The share numbers include the number of shares of stock held pursuant to the Corporation's Savings and Security Plan (the "401(k) Plan"). The information concerning shares allocated under the 401(k) Plan was provided by the Vanguard Fiduciary Trust Company, the trustee of such plan (the "Trustee").

(2) Mr. Hindman has sole voting and investment power with respect to all of these shares. The number shown excludes 60,863 shares owned by Mr. Hindman's wife, as to which Mr. Hindman disclaims beneficial ownership.

(3) Mr. Burr has sole voting and investment power with respect to all of these shares. The number shown excludes 66,750 shares which are owned by Mr. Burr's wife, as to which Mr. Burr disclaims beneficial ownership.

(4) Mr. McConnell has sole voting and investment power with respect to 3,941 of these shares, which includes 2,941 shares allocated to Mr. McConnell's account pursuant to the 401(k) Plan. The number shown also includes 1,000 shares held jointly for the benefit of Mr. McConnell's daughter. The number shown excludes 1,000 shares held by Mr. McConnell's wife for the benefit of their daughter under the Uniform Gift to Minors Act. The number shown also includes 173,000 shares which Mr. McConnell has the right to acquire within 60 days of December 31, 1994 upon the exercise of stock options granted under the Corporation's stock option plans.

(5) The Director identified has sole voting and investment power with respect to these shares.

     As of December 31, 1994, all Directors and executive officers of the Corporation as a group (16 persons) beneficially owned 1,569,288 shares of Common Stock, which constituted 24.9% of the outstanding shares of Common Stock. This number is based on information provided by such persons, except for information concerning shares allocated to the accounts of such persons under the 401(k) Plan, which information was provided by the Trustee. The 1,569,288 shares includes 344,849 shares which all Directors and executive officers as a group have the right to acquire within 60 days of December 31, 1994 upon the exercise of stock options granted under the Corporation's stock option plans.

     As of February 14, 1995, the only persons known by the Corporation to own 5% or more of its outstanding Common Stock, other than Messrs. Hindman and Burr (see Notes (2) and (3) to the foregoing table), are Dimensional Fund Advisors, Inc. ("Dimensional") and Pioneering Management Corporation ("PMC"). According to written representations of Dimensional, a registered investment advisor, it is deemed to have beneficial ownership of 395,500 shares of Common Stock (6.3%) as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. According to written representations of PMC, a registered investment adviser to 24 funds which make up the Pioneer Group of Funds, it is deemed to have beneficial ownership of 361,000 shares of Common Stock (5.7%) as of December 31, 1994, all of which shares are held by funds in the Pioneer Group. The address of PMC is 60 State Street, Boston, MA 02109.

     During 1994, the Board of Directors of the Corporation held eight meetings. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of which he is a member. The Board has standing Audit and Compensation Committees and acts as a nominating committee.

     During 1994, the Audit Committee of the Board (the "Audit Committee") held three meetings. The current members of the Audit Committee are Messrs. Rutstein (Chairman), Grant and Smith. The functions of the Audit Committee include making recommendations to the Board regarding the selection of the Corporation's independent accountants, reviewing the scope of the annual audit, reviewing fee arrangements for audit and non-audit services and receiving and reviewing the independent accountants' "management letters" and management's responses thereto. In addition, the Audit Committee approves all significant assignments of audit and other work, including tax engagements, performed by the independent accountants, and reports to the Board on the Committee's activities and recommendations.

     During 1994, the Compensation Committee of the Board (the "Compensation Committee") held two meetings. The current members of the Compensation Committee are Messrs. Young (Chairman), Moore and Lacey. The Compensation Committee recommends to the Board the remuneration arrangements for senior management and Directors and the adoption of compensation plans in which officers and other employees are eligible to participate. The Compensation Committee also selects the recipients and terms of the stock options granted under the Corporation's stock option and stock incentive plans.

     The Corporation does not maintain a standing nominating committee. The Board selects nominees for election or re-election as Directors and officers. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Corporation's By-Laws. The Corporation's By-Laws provide that, in order to be considered at an Annual Meeting, any nomination for a candidate for election as Director must be delivered to, or mailed and received by, the Corporation not less than 75 days nor more than 120 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the scheduled date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 15th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs. To make such a recommendation or nomination, a stockholder should send the nominee's name and appropriate supporting information (as set forth in the Corporation's By-Laws) to the Corporation at its principal executive offices, 100 Royall Street, Canton, Massachusetts 02021.

     Directors who are not employees of the Corporation earn a director's fee of $20,000 per year plus $500 for attendance at each meeting of the Board or any committee thereof. The Chairman of the Board receives a fee of $38,000 per year. The Chairman of the Board and the Chairman of each Committee also receive $1,000 for attendance at each meeting that they chair.

     The Corporation entered into a consulting agreement with Mr. Hindman effective January 1, 1994, pursuant to which Mr. Hindman agreed to provide consulting services to the Corporation for a period commencing January 1, 1994 and ending June 30, 1999. As compensation for such services, Mr. Hindman is entitled to receive an annual consulting fee of $80,000. The agreement can be terminated by Mr. Hindman upon 30 days prior written notice to the Corporation.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

  Compensation Philosophy

     The Compensation Committee (the "Committee") establishes base salaries for executive officers and selects the recipients and terms of the stock options granted under the Corporation's stock option and stock incentive plans. In determining the appropriate levels of compensation, the committee takes into consideration the recommendations of appropriate officials of the Corporation and independent professional compensation consultants.

     The Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Corporation in attracting and retaining qualified management.

     The Committee endorses the position that the executive officers should share in the risk of the business and, accordingly, a significant portion of the executive's compensation is at risk subject to individual and corporate performance and stock price appreciation. Executive officers' annual cash compensation is targeted at industry competitive levels of which approximately 65-80% is provided for in base salary with the remaining 20-35% provided for under the Corporation's Incentive Compensation Program, dependent upon the Corporation's performance and the accomplishment of personal objectives approved by the Committee.

  Executive Compensation

     Annual compensation for the Corporation's executives consists of three principal elements, base salary, performance compensation and stock options.

    Base Salaries

     Base salaries for executive officers are targeted to equal 65-80% of total annual cash compensation and are determined by evaluating the responsibilities of the position held and the experience of the individual referenced to compensation surveys for executives at similar companies based on a variety of factors, including financial criteria and industrial classification.

     Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Corporation, the performance of the executive, and any change in responsibilities assumed by the executive. Salary adjustments are normally determined and made on an annual basis.

    Performance Compensation

     The Corporation's Incentive Compensation Program is intended to focus attention on annual performance goals which are tied directly to financial performance targets approved by the Board of Directors. The plan targets approximately 20-35% of the executive officer's annual cash compensation to be paid under this program. In the event the individual and the Corporation's goals are not reached, compensation is reduced accordingly; likewise, to the extent that individual and Corporation performance exceeds the plan, additional compensation is paid up to a predetermined maximum. Payments under this plan are determined and paid annually after the close of each fiscal year.

     Stock Options

     The Corporation's stock option program is designed to reward long-term business success and develop a parallel interest between key employees and stockholders. The number of stock options awarded is generally intended to reflect the executive's current and anticipated contributions to the Corporation. The exercise price of options granted by the Corporation during 1994 were at the fair market value at the time of grant and no options granted by the Corporation during 1994 were immediately exercisable at the time of grant but rather were subject to a vesting schedule. No executive officers received stock options during 1994. Stock option information with respect to executive officers is reflected in the tables included in this Proxy Statement.

     President and Chief Executive Officer 1994 Compensation

     In determining Mr. McConnell's base salary, performance compensation, and stock option grants for 1994, the Compensation Committee considered both the Corporation's overall performance and Mr. McConnell's individual performance by the same measures described above for determining executive officer compensation. In light of the Corporation's improved financial performance for 1994 and Mr. McConnell's contribution with respect thereto, Mr. McConnell's 1994 total annual compensa-tion was increased to $409,800 as compared to $257,927 and $267,907 for 1993 and 1992, respectively. No stock options were granted to Mr. McConnell during 1994.

     Section 162(m) of the Internal Revenue Code

     The SEC requires that this report comment upon the Corporation's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Corporation's tax return of compensation over $1 million to any of the named executive officers of the Corporation unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Corporation's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

     This report was prepared by the Compensation Committee:

        Dr. Richard W. Young, Chairman
        John W. Lacey
        Dennis J. Moore

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation awarded to, earned by or paid to the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation during each of the three years ended December 31, 1994, 1993 and 1992, for services rendered in all capacities to the Corporation and its subsidiaries during such period. The Corporation has not granted stock appreciation rights to any of its executive officers for such periods. Information is furnished for each fiscal year during which such persons were executive officers.

                                            ANNUAL COMPENSATION
                                     ---------------------------------        LONG TERM
                                                             OTHER       COMPENSATION AWARDS
                                                             ANNUAL     ---------------------   ALL OTHER
                                                          COMPENSATION  SECURITIES UNDERLYING  COMPENSATION
 NAME AND PRINCIPAL POSITIONS  YEAR  SALARY($)  BONUS($)      (1)            OPTIONS(#)           ($)(2)
- - ------------------------------ ----  --------   --------  ------------  ---------------------  ------------
James M. McConnell............ 1994  $245,000   $164,800          --                --             4,500
  President and Chief          1993   239,077     18,850          --            52,000             4,497
  Executive Officer            1992   234,000     33,907          --            10,000             2,077
John A. Dotson(3)............. 1994   126,431     40,994          --                --             3,996
  Vice President of Operations 1993   113,308      7,050          --            20,500             3,817
                               1992   111,000     15,356          --             3,500             3,023
Joseph E. Amaral.............. 1994   122,423     40,560          --                --             4,035
  Vice President and           1993   108,308     12,090          --            21,000             3,790
  General Manager -- North     1992   106,000     18,018          --             3,500             2,344
  America Operations
Ian M. MacGregor.............. 1994   121,983     32,636          --                --                --
  Vice President and           1993   114,187      7,181          --            19,500                --
  Managing Director of         1992   132,635      2,828          --             3,500                --
  Instron Limited
Linton A. Moulding............ 1994   112,706     36,934          --                --             3,574
  Chief Financial Officer      1993    97,307      6,337          --            19,000             3,264
                               1992    95,000     11,486          --             3,500             2,434

- - ---------------
[FN]
(1) Perquisites and other personal benefits paid to each named executive officer in each instance aggregated less than 10% of the total annual salary and performance compensation set forth in the columns entitled "Salary" and "Bonus" for each named executive officer, and accordingly, are therefore omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) Amount shown represents matching contributions made under the Corporation's 401(k) Plan.

(3) On March 31, 1995, Mr. Dotson terminated his employment with the
    Corporation.

SEVERANCE AND OTHER AGREEMENTS

     In 1993, the Corporation entered into Executive Severance Agreements (the "Agreements") with nine of its current executive officers and with seven additional key employees. The Agreements other than the one for Mr. McConnell provide that the employee will receive severance benefits if the employment of the employee is terminated by the Corporation (other than for cause or by reason of his death, disability, or retirement) or by the employee for Good Reason (as defined in the Agreements) within 24 months after a "Change in Control" (as such term is defined in the Agreements). Mr. McConnell's agreement provides that he will receive severance benefits if his employment is terminated for any reason within 24 months after a Change of Control. The Agreements generally provide for the following severance benefits: (i) a lump-sum payment equal to 200% of the sum of the employee's annual base salary (150% in the case of Mr. Andersen and 100% in the case of one other executive officer) and (ii) reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his Agreement.

     In connection with Mr. Dotson's resignation effective March 31, 1995, the Company loaned to Mr. Dotson $200,000 to exercise his vested stock options. The loan matures no later than March 31, 1997, bears interest at the prime rate and is secured by the shares of common stock issued in connection with Mr. Dotson's exercise.

PENSION PLANS

     The following table sets forth a range of estimated annual retirement benefits under the Employees' Pension Plan (the "Pension Plan") for persons in the compensation and years of service classification specified.


                               PENSION PLAN TABLE
                                             ESTIMATED ANNUAL BENEFIT FOR YEARS OF SERVICE
                                  --------------------------------------------------------------------
                                                                                               30 OR
 AVERAGE ANNUAL                                                                                 MORE
COMPENSATION(1)                   10 YEARS       15 YEARS       20 YEARS       25 YEARS        YEARS
- - ----------------                  --------       --------       --------       --------       --------
    $125,000     ...............   $20,833        $31,250        $41,667        $52,083       $ 62,500
     150,000     ...............    25,000         37,500         50,000         62,500         75,000
     175,000     ...............    29,167         43,750         58,333         72,917         87,500
     200,000     ...............    33,333         50,000         66,667         83,333        100,000

- - ---------------

(1) Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code") limits the compensation taken into account in calculating an employee's retirement benefit. The limit for compensation paid in 1994 was $150,000.

     Covered compensation includes salary and performance compensation. The calculation for retirement benefits under the Pension Plan is based on average annual compensation for the highest five full consecutive twelve month periods out of the last ten full consecutive twelve month periods preceding retirement or termination of employment. As of December 31, 1994, Messrs. Amaral, Moulding, McConnell and Dotson were credited with 17, 10, 5 and 4 years of service, respectively, under the Pension Plan. The estimated annual benefit for years of service in the table above is computed on the basis of payment of a straight life annuity at the normal retirement age of 65. The amounts in the table do not reflect the required Pension Plan offsets for social security payments and payments from the Corporation's Employees' Profit Sharing Retirement Plan.

     Mr. MacGregor's retirement benefits are provided under a foreign subsidiary's pension plan that bases benefits on years of service and compensation. Mr. MacGregor is credited with 22 years of service under such plan. His projected annual benefit at normal retirement age is L58,530.

STOCK OPTION PLANS

     The following table sets forth the number of exercisable and unexercisable stock options at December 31, 1994 and the value of such stock options at December 31, 1994 held by the Corporation's executive officers named in the Summary Compensation Table. During the fiscal year ended December 31, 1994, no officer named in the Summary Compensation Table received or exercised any stock options nor had or exercised any stock appreciation rights.

                    AGGREGATE FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES                  VALUE OF
                                                 UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                                                   OPTIONS AT FISCAL                   OPTIONS AT
                                                      YEAR END (#)               FISCAL YEAR END ($)(1)
                                              ----------------------------    ----------------------------
                   NAME                        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
- - -------------------------------------------   ----------------------------    ----------------------------
James M. McConnell.........................          168,000/119,000                $473,687/$291,062
John A. Dotson.............................           31,875/ 17,125                 121,718/  25,906
Joseph E. Amaral...........................           23,554/ 18,500                  48,170/  26,687
Ian M. MacGregor...........................           22,890/ 23,000                  15,653/  32,750
Linton A. Moulding.........................           22,047/ 16,000                  48,531/  23,937

- - ---------------

(1) Represents the total gain which would be realized if all options, for which the year end stock price was greater than the exercise price, were exercised.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock, based on the market price of the Corporation's Common Stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's
500 Stock Index and the Precision Instruments Industry Index prepared by Value
Line, Inc. The calculation of total cumulative return assumes a $100 investment in the Corporation's Common Stock, the S&P 500 Index and the Precision
Instruments Industry Index on December 31, 1989.

      Measurement Period            Instron        Standard &      Precision
    (Fiscal Year Covered)         Corporation      Poors 500      Instruments
            1989                    100.00          100.00          100.00
            1990                     84.69           96.83           95.77
            1991                    102.66          126.41          121.43
            1992                    105.16          136.25          114.48
            1993                    118.26          150.00          155.71
            1994                    134.32          151.98          166.79

                                   PROPOSAL 2

                 STOCKHOLDER PROPOSAL CONCERNING APPOINTMENT OF
                       COMMITTEE TO SELL THE CORPORATION

     The following proposal was submitted for consideration at the Annual Meeting by Cenith Partners L.P. ("Cenith"). The address and stock ownership of Cenith will be furnished to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor by the Corporation. The text of the proposal, the statement submitted by Cenith in support thereof, the Recommendation of the Board of Directors and the Statement of the Board of Directors in opposition to the Stockholder Proposal are set forth below.

PROPOSAL

     "The Stockholders request the Board of Directors immediately establish a Committee consisting of three directors, who have never been employees of Instron Corporation or its subsidiaries, for the purpose of evaluating and aggressively pursuing the sale of Instron Corporation to a strategic or other buyer."

STATEMENT OF PROPOSING STOCKHOLDER

     In Cenith's view, Instron stockholders have fared poorly under Mr. McConnell's stewardship. The stock price has been locked into a limited trading range. Dividends have been flat.

     Set forth below is a tabulation of selected financial data taken from Instron's Annual and Quarterly Reports to Stockholders which speaks volumes regarding Instron's performance during the relevant periods.

                                SELECTED FINANCIAL DATA

                         (IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                        NINE MONTHS
                                                        YEAR ENDED DEC. 31,                ENDED
                                                ------------------------------------     SEPT. 30,
                                                 1990      1991      1992      1993        1994
                                                ------    ------    ------    ------    -----------
Sales(1)(2)..................................   $121.3    $126.4    $116.3    $122.8      $  96.1
Operating Income before Special
  Items(1)(2)................................      9.2      10.7       5.6       5.0          4.2
Annual Dividend per Share....................     0.12      0.12      0.12      0.12         0.12
Book Value per Share.........................     7.04      7.60      7.29      7.46         7.94
Average of Annual High and Low Price per
  Share (AMEX)...............................     9.31     11.06     11.06     12.13        11.13

- - ---------------

(1) Software development costs of $162,000, $687,000 and $1,882,000 were capitalized, increasing
    Operating Income during 1991, 1992 and 1993, respectively.

(2) The effect of LIFO inventory liquidation was to reduce cost of sales (increasing Operating Income)
    by $818,000 and $663,000 in 1991 and 1992, respectively.

     Per Instron's 1994 Proxy Statement, $100 invested on December 31, 1988 in Instron Common Stock yielded $103.79 in cumulative total return at December 31, 1993. The same $100 investment in the S&P 500 Stock Index and the Value Line Precision Instrument Industry Index yielded cumulative total returns of $197.30 and $155.52, respectively, at December 31, 1993. At September 30, 1994, cumulative total return on that original investment in Instron Common Stock was $117.61, compared to $198.89 and $181.32, respectively, for the two indices.

     Cenith believes Instron's value to a strategic buyer is substantially greater than the value that can be obtained by waiting and hoping for improved revenues and profits.

     A strategic buyer can reduce duplicative administrative and research and development costs. By adjusting 1993 Operating Income before Special Items ($5,034,000) for an assumed reductions of 50% in 1993 Research and Development Expense ($3,624,000) and 20% in 1993 Selling and Administrative Expense ($8,265,000), Cenith believes a strategic buyer could anticipate Operating Income, as so adjusted, of almost $17,000,000. Utilizing for valuation purposes multiples of between 5 and 8 times such Adjusted Operating Income (which multiples Cenith believes are appropriate) and assuming that the realizable value of Instron's undeveloped real estate offsets approximately its long-term debt, Cenith believes that a strategic buyer could offer between $13.00 and $21.00 per share to acquire

Instron, representing a premium of between 12% and 81% over the November 30, 1994 closing price of $11 5/8 per share.

     Vote YES to enhance stockholder value. Send a message to Instron's Board of Directors. The stockholders of Instron have endured mediocre stock and operating performances for too long! VOTE YES.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OPPOSES THE FOREGOING PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL. YOUR EXECUTED PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

     A proposal has been submitted by Cenith Partners L.P., a stockholder of Instron, that calls for the establishment of a committee to evaluate and aggressively pursue the sale of the Company. Instron does not concur with Cenith Partners' proposal as well as many of the assumptions upon which the proposal was based. Instron believes that this proposal is not in the best interest of Instron and its stockholders and ignores the Company's successful strategic initiatives to enhance stockholder value and the numerous achievements attained by management.

     Instron has enhanced its product and technology portfolios through extensive internal product development and acquisitions. Over 75% of 1994 product sales consisted of products that were developed or were added through acquisitions during the last five years. During this time Instron acquired Wilson Instruments, Inc., Amsler Otto Wolpert-Werke GmbH and in January of 1995, The Shore Instrument & Manufacturing Company. The acquisition of these companies has enabled Instron to become the world leader in the manufacturing, selling and servicing of hardness testing equipment, a market in which Instron did not compete before 1993. Moreover, the Company's emphasis on its service business has resulted in increased customer satisfaction, better customer coverage and improved service revenue and margins.

     Although the financial successes of these initiatives were initially depressed by the global recession, the results for 1994 indicate the significant improvements that have taken place. Both shipments and bookings for 1994 were at record levels and net income increased 83% over 1993, from $2,485,000, or $.39 per share, to $4,537,000, or $.72 per share.

     Your Board of Directors will continue to diligently evaluate and pursue alternatives to enhance stockholder value and believes that this proposal is not in the best interest of Instron and its stockholders. Accordingly, the Board of Directors recommends that stockholders vote "AGAINST" the proposal.

                                 OTHER MATTERS

QUORUM; STOCKHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In accordance with SEC rules, a box and a designated space are provided on the enclosed proxy card for stockholders to mark if they wish to "withhold authority" to vote for any of the Corporation's nominees for Directors. In accordance with the Corporation's By-Laws and applicable state law, votes withheld for Directors' nominees and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which
(i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. The Corporation's By-Laws provide that the election of Directors shall be determined by a plurality of votes cast by stockholders, and thus shares represented by a proxy that withhold authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of voting for the election of Directors. In addition, with respect to the stockholder proposal, the affirmative vote of a majority of the shares voting on such matter is required for adoption of the stockholder proposal and thus absentions and broker non-votes will have no effect on the outcome of voting on such proposal.

INDEPENDENT ACCOUNTANTS

     A representative of Coopers & Lybrand, who have been the independent accountants for the Corporation since August 1992, and who have been appointed by the Board to serve in that capacity for 1995, is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative of Coopers & Lybrand will also be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS

     For a stockholder proposal to be included in the Corporation's Proxy Statement for the Corporation's 1996 Annual Meeting, it must be received at the principal executive offices of the Corporation on or before December 8, 1995. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the Corporation's Proxy Statement.

     In addition, the Corporation's By-Laws provide that any stockholder of record wishing to have a stockholder proposal considered at an Annual Meeting, other than a stockholder proposal included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Corporation at its principal executive offices not less than 75 days nor more than 120 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the scheduled date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 15th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during its 1994 fiscal year no person who was a Director, executive officer or greater than 10% beneficial owner of the Corporation's Common Stock failed to file on a timely basis all reports required by Section 16(a) except as follows: Arthur D. Hindman, Vice President and General Manager -- Asia Pacific/Latin America, inadvertently failed to file Statements of Changes in Beneficial Ownership on Form 4 to show the sale of shares of Common Stock in May and August of 1994.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             INSTRON CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints James M. McConnell, Linton A. Moulding and John R. Barrett, and each of them, as proxies with full power to appoint his substitute and authorizes each of them to represent and to vote all shares of Common Stock of Instron Corporation held of record by the undersigned at the close of business on March 10, 1995, at the Annual Meeting of Stockholders of Instron Corporation to be held at the Bank of Boston, 150 Royall Street, Canton, Massachusetts, on Wednesday, May 3, 1995, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER(S) WITH RESPECT TO ANY MATTER, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND "AGAINST" PROPOSAL 2. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1995 Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given.

             CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                               SEE REVERSE SIDE

/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.   ELECTION OF A CLASS OF THREE DIRECTORS.

NOMINEES:  James M. McConnell, Dennis J. Moore and John F. Smith

                FOR                           WITHHELD
                ALL                           FROM ALL
              NOMINEES  / /              / /  NOMINEES


/ /_________________________________________
For all nominees except vote withheld from the nominee(s) set forth above


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.

2.   STOCKHOLDER-PROPOSED ESTABLISHMENT OF COMMITTEE TO SELL THE COMPANY.

                         FOR     AGAINST     ABSTAIN
                         / /       / /         / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                  MARK HERE
                                 FOR ADDRESS
                                  CHANGE AND
                                 NOTE AT LEFT   / /


                      PLEASE SIGN NAME EXACTLY AS SHOWN

Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.

If executed by a corporation, the proxy should be signed by a duly authorized person, stating title or authority.


Signature: ______________________________________ Date: _______________________

Signature: ______________________________________ Date: _______________________

                             INSTRON CORPORATION

                 THIS VOTING INSTRUCTION CARD IS SOLICITED ON
                       BEHALF OF THE BOARD OF DIRECTORS


        The undersigned instructs the VANGUARD FIDUCIARY TRUST COMPANY, as Trustee under the Instron Corporation Savings and Security Plan Trust ("the Plan"), to vote (in person or by proxy) all shares of Common Stock of Instron Corporation for which the undersigned has voting rights under the Plan at the close of business on March 10, 1995 (the "Shares") at the Annual Meeting of Stockholders of Instron Corporation to be held at the Bank of Boston, 150 Royall Street, Canton, Massachusetts, on Wednesday, May 3, 1995, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

        WHEN THIS CARD IS PROPERLY EXECUTED, THE SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS PROPERLY EXECUTED AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED PARTICIPANT WITH RESPECT TO ANY MATTER, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND "AGAINST" PROPOSAL
2. A PARTICIPANT WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS VOTING INSTRUCTION CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1995 Annual Meeting of Stockholders and hereby revokes any voting instructions heretofore given.

             CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                               SEE REVERSE SIDE

/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.   ELECTION OF A CLASS OF THREE DIRECTORS.

NOMINEES:  James M. McConnell, Dennis J. Moore and John F. Smith

                FOR                          WITHHELD
                ALL                          FROM ALL
              NOMINEES  / /             / /  NOMINEES


/ /_________________________________________
For all nominees except vote withheld from the nominee(s) set forth above


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.

2.   STOCKHOLDER-PROPOSED ESTABLISHMENT OF COMMITTEE TO SELL THE COMPANY.

                         FOR     AGAINST     ABSTAIN
                         / /       / /         / /

3. In its discretion, the Trustee is authorized to vote (in person or by proxy) upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                  MARK HERE
                                 FOR ADDRESS
                                  CHANGE AND
                                 NOTE AT LEFT   / /



                      PLEASE SIGN NAME EXACTLY AS SHOWN

PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.


Signature: ______________________________________ Date: _______________________

Signature: ______________________________________ Date: _______________________